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                      DISTRIBUTION AGREEMENT

     THIS AGREEMENT is between Dave Bisbee (BISBEE) and the undersigned World Associates, Inc./authorized Distributor (DISTRIBUTOR). This agreement does not establish a franchise, sub franchise, agency or any relationship other than a distributor relationship. Neither BISBEE nor DISTRIBUTOR has any authority to make representations, warranties or agreements for the other party.

     1. SCOPE OF AGREEMENT. The DISTRIBUTOR has the right, but not the obligation, to sell, BISBEE'S "Gold related materials". "Golf related materials" are products and services produced by BISBEE including but not limited to the "Player's Edge Instructional Series" and the Instructor Certification Workbook/Learning Center Business Plan (Exhibits A and B) formerly used at Exceller.

    1.1 COMPENSATION. World Associates shall provide 31,250 Shares of "Common" Stock in exchange for the "Distribution Rights" defined here in.

     2. NATURE OF THE RELATIONSHIP. The success or failure of the DISTRIBUTOR'S business is the responsibility of the DISTRIBUTOR and BISBEE does not make any projection or guarantee as to the success of the DISTRIBUTOR business. BISBEE does not exercise control over the DISTRIBUTOR'S business methods or offer advice on how to run DISTRIBUTOR'S business.

     BISBEE does require that DISTRIBUTOR not affect BISBEE'S goodwill, copyrights, trademarks, and valuable business reputation by acting in a disreputable, illegal, immoral or unprofessional manner and DISTRIBUTOR hereby agrees not to act in such a manner or make representations that are not within the bounds provided by BISBEE in any manner.

     3. DISTRIBUTION RIGHTS. The DISTRIBUTOR is granted exclusive distribution rights world wide for the marketing of the "Golf related materials" with the sole exception of BISBEE'S personal efforts selling and instructing the "Golf related materials" as long as the DISTRIBUTOR is in compliance with the terms of this Agreement. The provision does not exclude BISBEE from marketing in any area except as defined in sub-distributor agreements, which grant rights to BISBEE'S "Golf related materials" to sub-distributors. The DISTRIBUTOR may directly or indirectly "including through sub-distributors, wholesalers, agents and persons similar to the DISTRIBUTOR) sell any products or services to any person in any area. If the DISTRIBUTOR sells to other persons for re-sale, or otherwise has other persons sell products sold by DISTRIBUTOR, the DISTRIBUTOR will assure that such person do not violate this Agreement and a violation by such person shall be considered a violation by the DISTRIBUTOR.

     4. USE OF BISBEE'S PROFESSIONAL IDENTITY. Subject to the terms and conditions contained in this agreement, BISBEE hereby grants to DISTRIBUTOR a transferable license to utilize BISBEE'S identity (including likeness) in connection with the packaging and any advertising and promotion of the "Golf related materials" and/or DISTRIBUTOR'S business. BISBEE shall make himself available for reasonable advertising and or promotional efforts made by the DISTRIBUTOR, at company's expense (including but not limited to television).

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     5.  CONFIDENTIALITY.  If the DISTRIBUTOR receives any confidential information from BISBEE, the DISTRIBUTOR will not disclose such information to any third person and will use that information only in the name of BISBEE, copyrighted and licensed to DISTRIBUTOR. This provision shall be enforced by a court to the maximum extend and duration permitted under applicable law and the court may modify this provision to accomplish its intended purpose to the maximum extent.

     6. TERMINATION. The non-defaulting party may terminate this Agreement upon a breach hereof by the other party. The party responsible for the breach shall have 90 (ninety) days from the date of notification to remedy the breach. It is expressly understood that, in the event the DISTRIBUTOR is in breach of this agreement via a breach of agreement by a sub-distributor, termination of the sub-distributor agreement shall be deemed to be remedy of the breach.

     7. CHOICE OF LAW AND VENUE. This Agreement is governed by the laws of Colorado (including laws on the amount and type of damages that may be awarded), excluding laws on choice of law. The federal and state courts located in Denver, Colorado shall be the exclusive forum for any suit or proceeding, and each party hereto consents to the jurisdiction of such courts, provided, however, that Bisbee may elect to bring a suit or proceeding against the Distributor in another appropriate jurisdiction.

     MISCELLANEOUS.

         a. The Distributor has all recission rights, if any, provided by state or federal law.
         b.  Notices hereunder will be given by Certified Mail.
         c. Provisions which by their sense should survive termination of this Agreement, including the confidentiality provisions and prohibitions on reproduction of materials or production of similar materials, shall survive termination.
         d. A party shall not be liable for any delay or inability to perform which is outside its reasonable control.
         e. The DISTRIBUTOR is responsible for collecting and remitting all sales, use and other taxes on sales by the DISTRIBUTOR.
         f. BISBEE will offer training to the DISTRIBUTOR, their employees and sub-distributors at no cost.
         g. This is an integrated agreement. No promises or representations have been made by one party to the other that are not set forth in this document.

Distributor:  World Associates, Inc.

BY:    /s/ William D. Leary            7-22-96
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     William D. Leary, President        Date

Dave Bisbee:

BY:   /s/ Dave Bisbee                  8-22-96
    ------------------------------------------
     Dave Bisbee                        Date


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